                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4





                           NEXTEL COMMUNICATIONS, INC.


                    PROSPECTUS SUPPLEMENT DATED MAY 11, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

         The selling stockholders table on pages 19-22 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective number of shares of 4 3/4% Convertible Senior Notes Due 2007.

                                                        CONVERTIBLE NOTES                COMMON STOCK
                                                        -----------------                ------------
                                            PRINCIPAL AMOUNT     PRINCIPAL AMOUNT                  NUMBER OF
                                             OF CONVERTIBLE       OF CONVERTIBLE     NUMBER OF      SHARES
NAME OF SELLING STOCKHOLDER                    NOTES OWNED         NOTES OFFERED    SHARES OWNED    OFFERED

Lipper Convertible Series II, L.P.              $4,500,000           $4,500,000          -0-          -0-

Lipper Offshore Convertibles, L.P.             $11,000,000          $11,000,000          -0-          -0-

Lipper Offshore Convertibles, L.P. #2           $2,500,000           $2,500,000          -0-          -0-

Morgan Stanley & Co.(1)                           $500,000             $500,000          -0-          -0-






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(1)      This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to us, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.